EXHIBIT 5.1

[Letterhead of Faegre Drinker Biddle & Reath LLP]
September 5, 2024

Hamilton Lane Incorporated
110 Washington Street, Suite 1300
Conshohocken, PA 19428
Re: Securities Being Registered under Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Hamilton Lane Incorporated, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 5,000,000 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), that may be issued pursuant to the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan (the “Plan”).
For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, the Company’s Amended and Restated Bylaws, as amended and currently in effect, and the resolutions of the Company’s Board of Directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.
For purposes of this opinion, we have assumed (i) the authenticity of documents submitted to us as originals; (ii) the conformity to authentic originals of documents submitted to us as certified, conformed, photostatic or facsimile copies; (iii) the authenticity of the originals of such latter documents; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (v) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed the legal capacity of all natural persons and the genuineness of all signatures, including electronic signatures.
This opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.
Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when the Shares are issued and sold as contemplated in the Registration Statement and in accordance with the Plan and any applicable award agreement and, where applicable, the consideration for the Shares specified in the Plan and any applicable award agreement has been received by the Company, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.
This opinion is furnished to you in connection with the filing of the Registration Statement. It is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP